For more information, contact:
William M. Lowe, Jr.
COO & CFO, Unifi, Inc.
(336) 316-5664

Unifi Announces Additional Board Appointment

GREENSBORO, N.C. - May 24, 2007 - Unifi, Inc. (NYSE:UFI), announced that effective today its Board of Directors appointed Stephen Wener to the Board.

Mr. Wener, who lives in Franklin Lakes, New Jersey, has served as the President and CEO of Dillon Yarn Corporation ("Dillon") since 1980 and has been a driving force behind Dillon's success over the years.  The Dillon polyester and nylon texturing operations were purchased by the Company on January 1, 2007.

Brian Parke, Unifi's Chairman and CEO said, "We are pleased that Steve has accepted the invitation to join our Board and lend his many years of experience in the industry to the Company's future strategies.  The addition of Steve Wener, together with our recent appointments of Bill Sams and Tony Loo, will create a new level of energy and fresh perspectives to the Company.  We will be able to tap Steve's vast industry knowledge, as we pursue our long-term strategies and strengthen our focus on increasing shareholder value."

Mr. Wener was appointed to a term expiring at the Corporation's 2007 Annual Meeting of Shareholders, at which time it is expected that he will be nominated to stand for election by the shareholders of the Corporation for a one-year term.   Mr. Wener was not named to any committee of the Board of Directors at this time.

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Unifi Announces Additional Board Appointment - Page 2

Unifi, Inc. (NYSE: UFI) is a diversified producer and processor of multi-filament polyester and nylon textured yarns and related raw materials.  The Company adds value to the supply chain and enhances consumer demand for its products through the development and introduction of branded yarns that provide unique performance, comfort and aesthetic advantages.  Key Unifi brands include, but are not limited to: aio® - all-in-one performance yarns, Sorbtek®, A.M.Y.®, Mynx® UV, Repreve®, Reflexx®, MicroVista® and Satura®.  Unifi's yarns and brands are readily found in home furnishings, apparel, legwear, and sewing thread, as well as industrial, automotive, military, and medical applications.  For more information about Unifi, visit http://www.unifi.com.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal security laws about Unifi, Inc.'s (the "Company") financial condition and results of operations that are based on management's current expectations, estimates and projections about the markets in which the Company operates, as well as management's beliefs and assumptions.  Words such as "expects," "anticipates," "believes," "estimates," variations of such words and other similar expressions are intended to identify such forward-looking statements.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof.  The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials, pressures on sales prices and volumes due to competition and economic conditions, reliance on and financial viability of significant customers, operating performance of joint ventures, alliances and other equity investments, technological advancements, employee relations, changes in construction spending, capital expenditures and long-term investments (including those related to unforeseen acquisition opportunities), continued availability of financial resources through financing arrangements and operations, outcomes of pending or threatened legal proceedings, negotiation of new or modifications of existing contracts for asset management and for property and equipment construction and acquisition, regulations governing tax laws, other governmental and authoritative bodies' policies and legislation, and proceeds received from the sale of assets held for disposal.  In addition to these representative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Company has no control.  Other risks and uncertainties may be described from time to time in the Company's other reports and filings with the Securities and Exchange Commission.

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